For border crossing information, please see p. 59


EXHIBIT 99.1
Page 1 of 3
© Rand McNally
SIERRA KAOLIN LOCATION MAP
NEAR WINSTON, NM
UTAH
COLORADO
ARIZONA
TEXAS
OKLA.
MEXICO
CHIHUAHUA
Farmington
Gallup
Santa Fe
Albuquerque
Rio Rancho
Las Vegas
Los Alamos
Roswell
Alamogordo
Las Cruces
Carlsbad
Hobbs
Clovis
Silver City
Deming
Lordsburg
Socorro
Truth or Consequences
Artesia
Tucumcari
Raton
El Paso
Ciudad Juárez
Winston

New Mexico

Population: 1,874,614
Land area: 121,356 sq. mi.
Capital: Santa Fe

Cities and Towns

Acomita	D-2
Alameda	D-3
Alamogordo	G-4
Albuquerque	D-3
Anthony	H-3
Artesia	G-6
Aztec	B-2
Bayard	G-2
Belen	D-3
Bernalillo	D-3
Bloomfield	B-2
Bluewater	D-2
Capitan	F-5
Carlsbad	G-6
Carrizozo	F-4
Cedar Crest	D-4
Central	G-2
Chama	A-3
Chimayo	C-4
Cimarron	B-5
Clayton	B-7
Cloudcroft	G-4
Clovis	E-7
Columbus	H-2
Crownpoint	C-2
Cuba	C-3
Deming	H-2
Dexter	F-6
Dulce	A-3
Edgewood	D-4
Española	C-4
Estancia	D-4
Eunice	G-7
Farmington	B-2
Fort Sumner	E-6
Gallup	C-1
Grants	D-2
Hagerman	F-6
Hatch	G-3
Hobbs	G-7
Hurley	G-2
Jal	H-7
Jemez Springs	C-3
La Luz	G-4
Laguna	D-3
Las Cruces	G-3
Las Vegas	C-5
Logan	C-7
Lordsburg	G-1
Los Alamos	C-4
Los Lunas	D-3
Loving	H-6
Lovington	G-7
Magdalena	E-3
Melrose	E-7
Mescalero	F-4
Mesquite	H-3
Milan	D-2
Mora	C-5
Mosquero	C-6
Mountainair	E-4
Newcomb	B-1
Organ	G-3
Pecos	C-4
Penasco	B-4
Pojoaque Valley	C-4
Portales	E-7
Questa	B-4
Ranchos de Taos	B-4
Raton	A-6
Reserve	F-1
Roswell	F-6
Ruidoso	F-5
San Antonio	E-3
San Rafael	D-2
Santa Cruz	C-4
Santa Fe	C-4
Santa Rosa	D-5
Santo Domingo Pueblo	C-4
Shiprock	B-1
Silver City	G-2
Socorro	E-3
Springer	B-6
Sunland Park	H-3
Taos	B-5
Tatum	F-7
Texico	E-7
Tierra Amarilla	B-3
Tohatchi	C-1
Truth or Consequences	F-3
Tucumcari	D-7
Tularosa	G-4
University Park	H-3
Vaughn	E-5
Zuni	D-1

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EXHIBIT 99.1
PAGE 2 of 3



NEW MEXICO
OKLAHOMA
MEXICO
CHIHUAHUA
COAHUILA
NUEVO LEÓN
Rio Grande
Roswell
Alamogordo
Artesia
Carlsbad
Hobbs
Las Cruces
El Paso
Ciudad Juárez
Socorro
Lubbock
Midland
Odessa
Big Spring
Abilene
Sweetwater
Snyder
San Angelo
Monahans
Pecos
Fort Stockton
Alpine
Marfa
Presidio
Ojinaga
Fort Davis
Van Horn
Kermit
Andrews
Seminole
Lamesa
Sonora
Ozona
Junction
Fredericksburg
Kerrville
Uvalde
Del Rio
Eagle Pass
Piedras Negras
Laredo
Nuevo Laredo
Monclova
Monterrey
Chihuahua
Amarillo
Canyon
Pampa
Borger
Dumas
Dalhart
Perryton
Plainview
Hereford
Clovis
Portales
Childress

MARFA ZEOLITE LOCATION MAP
NEAR MARFA, TX

randmcnally.com/eac
Express Access Code: UT


EXHIBIT 99.1
PAGE 3 of 3
BEAVER ZEOLITE LOCATION MAP
NEAR BEAVER, UTAH
Logan
Brigham City
Ogden
Salt Lake City
W. Valley City
Tooele
Sandy
Orem
Provo
Nephi
Price
Green River
Rock Springs
Evanston
Vernal
Roosevelt
WYOMING
NEVADA
COLORADO
ARIZONA
GREAT SALT LAKE DESERT
Fillmore
Richfield
Milford
Beaver
Parowan
Cedar City
St. George
Kanab
Moab
Blanding
Monticello
Page
CAPITOL REEF NAT'L. PARK
GRAND STAIRCASE-ESCALANTE NATIONAL MONUMENT
GLEN CANYON NAT'L. REC. AREA
DIXIE NATIONAL FOREST
UINTAH AND OURAY INDIAN RESERVATION
© Rand McNally

Utah

Population: 2,351,467
Land area: 82,144 sq. mi.
Capital: Salt Lake City

Cities and Towns

American Fork ... D-4
Antimony ... G-3
Aurora ... F-3
Beaver ... G-3
Blanding ... H-7
Bountiful ... C-4
Brigham City ... B-3
Castle Dale ... F-5
Cedar City ... H-2
Circleville ... G-3
Clearfield ... B-3
Coalville ... C-4
Copperton ... C-3
Delta ... E-3
Duchesne ... D-5
East Carbon ... E-5
Elsinore ... F-3
Enterprise ... H-1
Ephraim ... E-4
Escalante ... H-4
Eureka ... D-3
Fairview ... E-4
Farmington ... C-4
Ferron ... F-4
Fillmore ... F-3
Fort Duchesne ... D-6
Fountain Green ... E-4
Grantsville ... C-3
Green River ... F-6
Gunnison ... F-4
Heber City ... C-4
Helper ... E-5
Hinckley ... E-3
Holladay ... C-4
Huntington ... E-5
Huntsville ... B-4
Hurricane ... I-2
Junction ... G-3
Kanab ... I-3
Kaysville ... B-4
La Verkin ... I-2
Layton ... B-3
Lehi ... D-4
Loa ... G-4
Logan ... A-4
Manila ... C-6
Manti ... E-4
Milford ... G-2
Minersville ... G-2
Moab ... F-6
Mona ... E-4
Monticello ... H-7
Morgan ... C-4
Moroni ... E-4
Mount Pleasant ... E-4
Murray ... C-4
Myton ... D-6
Neola ... C-6
Nephi ... E-4
Newton ... A-3
Oak City ... E-3
Oakley ... C-4
Ogden ... B-3
Orangeville ... E-5
Orem ... D-4
Ouray ... D-6
Panguitch ... H-3
Park City ... C-4
Parowan ... H-2
Payson ... D-4
Plain City ... B-3
Pleasant Grove ... D-4
Price ... E-5
Provo ... D-4
Randolph ... B-4
Richfield ... F-3
Richmond ... A-4
Roosevelt ... D-6
Roy ... B-3
St. George ... I-1
Salina ... F-4
Salt Lake City ... C-4
Sandy ... C-4
Santaquin ... D-4
Smithfield ... A-4
Spanish Fork ... D-4
Spring City ... E-4
Springville ... D-4
Tooele ... C-3
Tremonton ... A-3
Vernal ... C-6
Virgin ... I-2
Wellington ... E-5
Wendover ... C-1
West Jordan ... C-4
W. Valley City ... C-3